As filed with the Securities and Exchange Commission on September 15, 2014
                                                     Registration No. 333-197968

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A
                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Betafox Corp.
                 (Name of small business issuer in its charter)

          Nevada                               3990                       33-1230099
(State or Other Jurisdiction of     (Primary Standard Industrial         (IRS Employer
Incorporation or Organization)          Classification Number)       Identification Number)

                       8 Nicou Georgiou, block 1, app 201,
                                  Nicosia, 1095
                                     Cyprus
                                 + 1702 879-4762
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                  311 S Division Street, Carson City, NV 89703
                              Tel: 1- 608-827-5300
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)


                          COPIES OF COMMUNICATIONS TO:
                          Clark Corporate Law Group LLP
                            3273 E. Warm Springs, Rd.
                             Las Vegas, Nevada 89120
                               Fax: (702) 944-7100


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS
                                  BETAFOX CORP.

                        10,000,000 SHARES OF COMMON STOCK

                                 $0.01 PER SHARE


This is the initial offering of common stock of Betafox Corp. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $ 0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Giorgos Kallides, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year.


We are an "emerging  growth  company" as defined in the  Jumpstart  Our Business
Startups Act ("JOBS Act"). Investing in our ordinary shares involves a high degree of risk. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR ORDINARY SHARES IN "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.


We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.


Any funds received as a part of this offering will be immediately deposited into the company's bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.


The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

Gross Proceeds           $ 25,000       $ 50,000       $ 75,000       $100,000
Offering Proceeds(1)     $  9,500       $  9,500       $  9,500       $  9,500
Net Proceeds             $ 15,500       $ 40,500       $ 65,500       $ 90,500

----------
(1) We do not intend to use any of the proceeds from the offering to pay for the cost of the offering. The cost of the offering shall be loaned to us from Mr. Kallides.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED _______, 2014

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                         12
USE OF PROCEEDS                                                              12
DETERMINATION OF OFFERING PRICE                                              13
DILUTION                                                                     13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                   14
DESCRIPTION OF BUSINESS                                                      24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  29
EXECUTIVE COMPENSATION                                                       31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               32
PLAN OF DISTRIBUTION                                                         33
DESCRIPTION OF SECURITIES                                                    35
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                             37
LEGAL MATTERS                                                                38
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       38
EXPERTS                                                                      38
AVAILABLE INFORMATION                                                        38
INDEX TO THE FINANCIAL STATEMENTS                                           F-1


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "BETAFOX CORP." REFERS TO BETAFOX CORP. THE FOLLOWING SUMMARY PROVIDES A BRIEF OVERVIEW OF THE KEY ASPECTS OF THE OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BETAFOX CORP.


We are a development stage company and our business is production of a colored flame candles. Taking advantage of low cost production we plan to deliver our candles directly to our clients and stores in different markets. At present moment we have developed business plan, purchased one candle machine and secured a location for our production shop. We currently have minimal operations.


Being a development stage company, we have no revenues and have limited operating history. Betafox Corp. was incorporated in Nevada on Sep. 10, 2013. To date we have prepared a business plan and purchased one candle making machine. Our principal executive office is located at 8 Nicou Georgiou, block 1, app 201, Nicosia, Cyprus, 1095. Our phone number is + 1702 879-4762.

We require a minimum funding of $25,000 to conduct our 12 months plan of operation, and if we are unable to obtain this level of financing, our business may fail.

We are a company without revenues and have just recently started our operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from September 10, 2013 (date of inception) to May 31, 2014, report no revenues and a net loss of $136. As of May 31, 2014 we had $3,495 in cash on hand. As of the date of this prospectus we had $1,587.89 in cash on hand. Our independent registered public accountant has issued an audit opinion for Betafox Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date, the only operations we have engaged in are the development of a business plan and the purchase of a candle making machine. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have very limited operating history.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $25,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $25,000, our business may fail. Even if we raise $100,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.


Our president devotes approximately twenty hours a week of his time to our operations. He has no prior experience managing a public company.

If necessary, Giorgos Kallides, our president, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months. Verbal Agreement attached as
Exhibit 10.1.


There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE OFFERING

The Issuer:                   BETAFOX CORP.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i) the  date  when  the  sale  of all  75,000,000
                              common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of the board of directors.

Gross Proceeds if 100% of
the shares are sold:          $100,000

Gross Proceeds if 75% of
the shares are sold:          $75,000

Gross Proceeds if 50% of
the shares are sold:          $50,000

Gross Proceeds if 25% of
the shares are sold:          $25,000

Securities Issued and
Outstanding:                  There are 6,000,000  shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our sole officer and director, Giorgos Kallides.

Registration Costs:           We estimate our total offering  registration costs
                              to be approximately $10,000.

Risk Factors:                 See "Risk  Factors" and the other  information  in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from September 10, 2013 (date of inception) to May 31, 2014, included on Page F-1 in this prospectus.

FINANCIAL SUMMARY

                                                               May 31, 2014 ($)
                                                               ----------------
Cash and Deposits                                                   3,495
Total Assets                                                        9,495
Total Liabilities                                                   3,631
Total Stockholder's Equity                                          5,864

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                           September 10, 2013 to
                                                               May 31, 2014 ($)
                                                               ----------------
Total Expenses                                                        136
Net Loss for the Period                                              (136)
Net Loss per Share                                                  (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE CEASE TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2) We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates. RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE HAVE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2). The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company


BECAUSE WE HAVE A SOLE DIRECTOR AND OFFICER, WE WILL NOT HAVE ADEQUATE INTERNAL CONTROLS AND THE CHOICES HE MAKES ABOUT HIS COMPENSATION MAY NOT BE IN THE BEST INTEREST OF THE SHAREHOLDERS.

Because our sole executive officer occupies all corporate positions, it will not be possible to have adequate internal controls. Moreover, our sole director and officer will determine his compensation and make all decisions affecting our company. As such, we may not have funds available for other corporate purposes depending on the amount of compensation he receives and the decisions he makes may not be in the best interests of our shareholders.


WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 10, 2013 and to date have minimal business operations consisting primarily of organizational activities and the purchase of a Candle making machine. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $25000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

IF WE RAISE PRICE OF OUR SERVICE  THERE IS A POTENTIAL  CHANCE OF  REDUCTION  IN
SALES

If we raise the price of our service, some of our customers may not be willing or able to pay the increased prices causing a reduction in our sales which may affect our business negatively. We intend to counteract rising commodity prices by raising the price of our services.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $136 for the period from our inception on September 10, 2013 to May 31, 2014, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Harris & Gillespie CPA's, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Betafox Corp. is suitable.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS. We currently have no customers to purchase our product. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same products at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. We may not be able to get most suitable advertising spacing due to high competition for it. It is also likely that we may be forced to lower the price of our service below our set pricing to keep up with completion, which will affect our profits.


BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 37.5% OF THE COMPANY'S SHARES IF WE ARE SUCCESSFUL AT COMPLETING 100% OF THIS OFFERING, HE WILL HAVE SIGIFICANT CONTROL OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Mr. Kallides, our sole officer and director, owns 100% of the company's shares and will own 37.5% of our common stock if 100% of the shares registered (if 75% of the shares registered sold he will own 44.4% of our common stock, if 50% of the shares registered sold he will own 54.5% of our common stock and if 25% of the shares registered sold he will own 70.5% of our common stock). Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Kallides may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

BECAUSE OUR PRINCIPAL ASSETS WILL BE LOCATED IN CYPRUS, NICOSIA, OUTSIDE OF THE UNITED STATES, AND GIORGOS KALLIDES, OUR SOLE OFFICER AND DIRECTOR, RESIDES OUTSIDE OF THE UNITED STATES IN CYPRUS, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. KALLIDES, OR TO ENFORCE A JUDGEMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. KALLIDES.

Our principal operations and assets are located in Cyprus, outside of the United States, and Giorgos Kallides, our sole officer and director, is a non-resident of the United States he is a resident of Cyprus. Therefore, it may be difficult to effect service of process on Mr. Kallides in the United States, and it may be difficult to enforce any judgment rendered against Mr. Kallides. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Kallides, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Cyprus may render that investor unable to enforce a judgment against the assets of Mr. Kallides. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and
(viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Giorgos Kallides, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Kallides to our company could negatively impact our business development.

OUR EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officer's and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 ongoing cost and expenses for SEC reporting and compliances to be paid from existing cash on hand and director loans. If necessary, Giorgos Kallides, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. The management will be required to provide an annual report on our internal controls over financial reporting regardless of our status as an emerging growth company. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

When our S-1 becomes effective, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act but that management will be required to provide an annual report on our internal control over financial reporting pursuant to Item 308 of Regulation S-K in the year following our first annual report required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THIS OFFERING. Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

Capital Raised                     25%          50%           75%         100%
--------------                  --------     --------      --------     --------

Gross proceeds                  $ 25,000     $ 50,000      $ 75,000     $100,000
Legal and Professional fees     $ 10,000     $ 10,000      $ 10,000     $ 10,000
Number of machines for candle
 production                            1            3             4            5

Cost of  Equipment (1-3-4-5)    $      0     $ 12,000      $ 18,000     $ 24,000
Equipment Testing               $      0     $  2,000      $  3,000     $  4,000
Supplies                        $  3,000     $  5,000      $  8,000     $ 10,000
Leasing expenses                $  6,000     $  6,000      $  6,000     $  6,000
Marketing campaign              $  6,000     $ 10,700      $ 23,800     $ 37,400

Web Site                        $      0     $  2,000      $  2,000     $  2,000
Salary                          $      0     $  1,800      $  2,700     $  3,600
Other expenses                  $      0     $    500      $  1,500     $  3,000

We do not intend to use any of the proceeds from the offering to pay for the cost of the offering. The cost of the offering shall be loaned us from Mr. Kallides.

The above figures represent only estimated costs. Giorgos Kallides, our president, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. Verbal Agreement attached as Exhibit 10.1. The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors.

Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on Sep 05, 2013. Giorgos Kallides, our sole officer and director, paid $0.001 per share for the 6,000,000 common shares

Assuming completion of the offering, there will be up to 16,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                     $100,000    $ 75,000     $ 50,000    $ 25,000
-------------                     --------    --------     --------    --------

Offering price                    $   0.01    $    0.01    $   0.01    $   0.01
Net tangible book value per
 common share before offering     $ 0.0004    $  0.0004    $ 0.0004    $ 0.0004
Increase per common share
 attributable to investors        $ 0.0060    $  0.0053    $ 0.0044    $ 0.0028
Pro forma net tangible book
 value per common share after
 offering                         $ 0.0064    $  0.0057    $ 0.0048    $ 0.0032
Dilution to investors             $ 0.0036    $  0.0043    $ 0.0052    $ 0.0068
Dilution as a percentage of
 offering price                      35.96%       42.61%      52.30%      67.68%

Based on 6,000,000 common shares outstanding as of May 6, 2014 and total stockholder's equity of $5,864 utilizing unaudited May 31, 2014 financial statements.

Since inception, the officer, director, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our financial statements for the period from September 10, 2013 (date of inception) to May 31, 2014, report a net loss of $136. As of the date of this prospectus we had $ 1,587.89 in cash on hand. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Giorgos Kallides, our sole officer and director, who has verbally agreed to lend funds to pay for the registration process and loan funds to implement your business plan or to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. Verbal Agreement attached as Exhibit 10.1.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Mr. Kallides or his affiliates.
We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

                           12 MONTH PLAN OF OPERATION

The main goal for BETAFOX CORP. is the production and sales of colored flame candles. We intend to sell 100% shares and purchase 4 additional candle making machines.

To the date we have purchased one candle making machine, AZS-B, signed the lease agreement for the term of 2 years starting December 01, 204 with CRISTOUDIAS KOSTAS, Nicosia, Cyprus, where we will install our first candle making machine and sign the contract for sale of goods with " Home and Beyond"(Exhibit 10.2).


Our President and Director, Giorgos Kallides will be devoting approximately twenty hours a week to our operations. Depending on the sales of our shares, he has agreed to commit more time if required. Giorgos Kallides will take care of our initial administrative duties and use his personal finances.

With the loans that Mr. Kallides has agreed to provide us, we believe we can collect the necessary amount of money during the next 12 months to pay for this offering, assist with the implementation of our business plan and maintain our reporting status with the SEC. We do not expect to purchase or sell the plant or significant equipment, aside from the candle making machines described below. Furthermore, we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our products.

We understand we may not sell all shares at once, therefore we prepared for all the possible ways to do our business. In case we sell only 25% of shares in a given offer, we will purchase one candle making machine. We have already purchased one candle making machine with the help of our director, who has purchased shares of our common stock and lent us money to cover the cost. We will purchase another one, two, three or four machines if we sell 25%, 50%, 75% or 100% of our shares.


The minimum estimated amount necessary for starting our business is $25,000. We need assets to cover our costs for the purchase and delivery of the candle making machine, general business and administrative costs, marketing costs, and supplementary materials.

IF $25,000 RAISED

LEASING EXPENSES
Time frame: 1st month - forward
Estimate cost: $6,000

To date, we have signed lease agreement starting on 12/01/2014 for the term of 2 years with Cristoudias Kostas, Nicosia, Cyprus, where we will place our first candle making machine, and create storage areas for our supplies and finished products. The property lease expenses are $500 per month and the annual lease is $6,000.

MACHINES FOR CANDLE PRODUCTION, MODEL AZS-B
Time frame: 2nd month
Estimated cost: No material cost

In case we sell 25% of shares in this offer, we will use one candle making machine, AZS-B that we already have.

SET UP AND TEST CANDLE MAKING MACHINE
Time Frame: 2nd - 3rd months
Estimated Cost: No material cost

Our machine is already installed, tested at our location, and ready for production.

SUPPLIES
Time frame: 3rd - 5th months
Estimate cost: $3,000

We plan to purchase the minimal amount of raw materials necessary. If we raise $25,000, the cost of raw materials we will purchase will be $3,000.

MARKETING
Time frame: 6th - 12th months
Estimated cost: $6,000

The following table reflects promotional activities if $25,000 is raised.

               Leaflets, booklet,     Commercials on
               catalogues, other       local radio,
                   printed              newspapers,      Free
Marketing       advertisement            internet       samples         Total
---------       -------------            --------       -------         -----

                    $2,000                $3,000        $1,000         $6,000

SALARY
Estimated cost: free of charge

When having 25% of our funds, we wouldn't hire a service engineer to service and operate our machine. Our President and Director, Giorgos Kallides will perform all the work for making the candles personally during this period as it will take no more than 10 hours per week.

OTHER EXPENSES

We do not expect any additional expenses. In case something extra becomes necessary expense, our President will lend our company finances for that purpose.

TOTAL COST OF ALL OPERATIONS: $15,000

To implement our plan of operations ($15,000) and pay the ongoing legal fee associated with our public offering, ($10,000) we require a minimum of $25,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on the marketing campaign and our purchase of raw materials.

IF $50,000 RAISED

LEASING EXPENSES
Time frame: 1st month - forward
Estimate cost: $6,000

To date, we have signed lease agreement starting on 12/01/2014 for the term of 2 years with CRISTOUDIAS Kostas, Nicosia, Cyprus, where we will place our first candle making machine, and create storage areas for our supplies and finished products. The property lease expenses are $500 per month and the annual lease is $6,000.

MACHINES FOR CANDLE PRODUCTION, MODEL AZS-B
Time frame: 2nd month
Estimated cost: $12,000

In case we sell 50% of shares in this offer, we will purchase two machines AZS-B for the cost of $12,000, including costs for transportation, customs and taxes. We have borrowed enough money from our Director to purchase one machine already, so if we raise $50,000, we will be able to purchase two more.

As we will have enough machines and, therefore, enough products manufactured for expansion, we will sell our products in other major cities such as Limassol and Larnaka. Product delivery will be executed by our local delivery company.

SET UP AND TEST CANDLE MAKING MACHINE
Time Frame: 2nd - 3rd months
Estimated Cost: $2000


Once we get candle making machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost us about $1,000 per one candle making machine in a twelve month period.


SUPPLIES
Time frame: 2nd - 3rd months
Estimate cost: $5,000

We plan to purchase minimal amount of raw materials necessary. If we raise $50,000,the cost of raw materials we will purchase will be $5,000.

WEBSITE
Time frame: 4th - 5th months
Estimated cost: $2,000

During this period, we intend to begin developing our e-commerce ready website with online store capabilities. Our President and Director, Giorgos Kallides will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers currently. The website development costs, including site design and implementation will be $2,000. Updating and improving our website will continue throughout the life time of our operations.

MARKETING
Time frame: 6th - 12th months
Estimated cost: $10,700

The following table reflects promotional activities if $50,000 are raised.

               Leaflets, booklet,     Commercials on
               catalogues, other       local radio,
                   printed              newspapers,      Free
Marketing       advertisement            internet       samples         Total
---------       -------------            --------       -------         -----

                   $2,700                 $7,000        $1,000         $10,700

SALARY
Time frame: 7th - 12th months
Estimated cost:$1,800

If we sell 50% of shares, we will hire a service engineer for 20h/week to service and operate our candle making machines. His monthly rate will be $300 with a salary of $1,800 every 6 months.

OTHER EXPENSES
Estimated cost: $500

Other expenses include phone calls, internet, employees hiring, office expenses, and cleaning.

TOTAL COST OF ALL OPERATIONS: $40,000

To implement our plan of operations ($40,000) and pay ongoing legal fee associated with our public offering, ($10,000) we require a minimum of $25,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional candle making machines and raw materials.

IF $75,000 RAISED

LEASING EXPENSES
Time frame: 1st month - forward
Estimate cost: $6,000

To date, we have signed lease agreement starting on 12/01/2014 for the term of 2 years with CRISTOUDIAS Kostas, Nicosia, Cyprus, where we will place our first candle making machine, and create storage areas for our supplies and finished products. The property lease expenses are $500 per month and the annual lease is $6,000.

MACHINES FOR CANDLE PRODUCTION, MODEL AZS-B
Time frame: 2nd month
Estimated cost: $18,000

In case we sell 75% of shares in this offer, we will purchase three machines AZS-B for the cost of $18,000, including costs for transportation, customs and taxes. We have borrowed enough money from our Director to purchase one machine already, so if we raise $75,000, we will be able to purchase three more.

If we have enough machines and, therefore, enough products manufactured for expansion, we will sell our products in other major cities such as Limassol and Larnaka. Product delivery will be executed by our local delivery company at a decent price. Besides, we can start expansion in European countries such as Poland, Italy, Ukraine and Russia. We will signed a contract with our delivery company on a regular basis to get a price discount. We already have companies in the abovementioned countries which are ready to cooperate once we have the necessary production capacity.

SET UP AND TEST CANDLE MAKING MACHINE
Time Frame: 2nd - 3rd months
Estimated Cost: $3,000

Once we get candle making machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost us about $ 1,000 per candle making machine.

SUPPLIES
Time frame: 2nd - 3rd months
Estimate cost: $8,000

We plan to purchase the minimal amount of raw materials necessary. If we raise $75,000,thecost of raw materials we will purchase will be $8,000.

WEBSITE
Time frame: 4th - 5th months
Estimated cost: $2,000

During this period, we will develop our e-commerce ready website with online store capabilities. Our President and Director, Giorgos Kallides will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers currently. The website development costs, including site design and implementation will be $2,000. Updating and improving our website will continue throughout the life time of our operations.

MARKETING
Time frame: 6th - 12th months
Estimated cost: $23,800

Following table reflects promotional activities if $75,000 raised.

               catalogues, other       local radio,
                   printed              newspapers,      Free
Marketing       advertisement            internet       samples         Total
---------       -------------            --------       -------         -----

                   $6,200                 $15,000       $2,600         $23,800

SALARY
Time frame: 7th - 12th months
Estimated cost:$2,700

If we sell 75% of shares, we will hire a service engineer for 30h/week to service and operate our candle making machines. His monthly rate will be$450 with a salary of $2,700every6 months.

OTHER EXPENSES
Estimated cost: $1,500

Other expenses include phone calls, internet, employees hiring, office expenses, and cleaning.

TOTAL COST OF ALL OPERATIONS: $65,000

To implement our plan of operations ($65,000) and pay the ongoing legal fee associated with our public offering, ($10,000) we require a minimum of $75,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent towards purchasing additional candle making machines and raw materials.

IF $100,000 RAISED

LEASING EXPENSES Time frame: 1st month - forward Estimate cost: $6,000 To date, we have signed lease agreement starting on 12/01/2014 for the term of 2 years with CRISTOUDIAS Kostas, Nicosia, Cyprus, where we will place our first candle making machine, and create storage areas for our supplies and finished products. The property lease expenses are $500 per month and the annual lease is $6,000.

MACHINES FOR CANDLE PRODUCTION, MODEL AZS-B
Time frame: 2nd month
Estimated cost: $24,000

In case we sell100% of shares in this offer, we will purchase four machines AZS-B for $24,000, including costs for transportation, customs and taxes. We have borrowed enough money from our Director to purchase one machine already, so if we raise $100,000, we will be able to purchase four more.

If we have enough machines and, therefore, enough products manufactured for expansion, we will sell our products in other major cities such as Limassol and Larnaka. Product delivery will be executed by our local delivery company at a decent price. Besides, we can start expansion in European countries such as Poland, Italy, Ukraine and Russia. We will sign a contract with our delivery company on a regular basis to get a price discount. We already have companies in the above mentioned countries which are ready to cooperate once we have enough production capacity.

SET UP AND TEST CANDLE MAKING MACHINE
Time Frame: 2nd - 3rd months
Estimated Cost: $4,000

Once we get candle making machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost us about $1,000 per candle making machine.

SUPPLIES
Time frame: 2nd - 3rd months
Estimate cost: $10,000

We plan to purchase the minimal amount of raw materials necessary. If we raise $100,000,thecost of raw materials we will purchase will be $10,000.

WEBSITE. Time frame: 4th - 5th months Estimated cost: $2,000

During this period, we intend to begin developing our e-commerce ready website with online store capabilities. Our President and Director, Giorgos Kallides will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers currently. The website development costs, including site design and implementation will be $2,000. Updating and improving our website will continue throughout the life time of our operations.

MARKETING
Time frame: 6th - 12th months


Estimated cost: $37,400


Following table reflects promotional activities if $100,000 raised.

               catalogues, other       local radio,
                   printed              newspapers,      Free
Marketing       advertisement            internet       samples         Total
---------       -------------            --------       -------         -----

                  $11,200                 $22,800        $3,400        $37,400

SALARY
Time frame: 7th - 12th months
Estimated cost: $3,600

If we sell 100% of shares, we will hire a service engineer for 40h/week to service and operate our candle making machines. His monthly rate will be $600 with a salary of $3,600 every 6 months.

OTHER EXPENSES
Estimated cost: $3,000

Other expenses include phone calls, internet, employees hiring, office expenses, and cleaning.

TOTAL COST OF ALL OPERATIONS: $90,000

To implement our plan of operations ($90,000) and pay the ongoing legal fee associated with public offering, ($10,000) we require a minimum of $90,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional candle making machines and raw materials.

We plan to implement our business plan as soon as funds from our public offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 25%, 50%, 75%, and 100% of shares, respectively. There is no assurance that we will raise the full $100,000 as anticipated.

Capital Raised                     25%          50%           75%         100%
--------------                  --------     --------      --------     --------

Gross proceeds                  $ 25,000     $ 50,000      $ 75,000     $100,000
Legal and Professional fees     $ 10,000     $ 10,000      $ 10,000     $ 10,000
Number of machines for candle
 production                            1            3             4            5

Cost of  Equipment (1-3-4-5)    $      0     $ 12,000      $ 18,000     $ 24,000
Equipment Testing               $      0     $  2,000      $  3,000     $  4,000
Supplies                        $  3,000     $  5,000      $  8,000     $ 10,000
Leasing expenses                $  6,000     $  6,000      $  6,000     $  6,000
Marketing campaign              $  6,000     $ 10,700      $ 23,800     $ 37,400

Web Site                        $      0     $  2,000      $  2,000     $  2,000
Salary                          $      0     $  1,800      $  2,700     $  3,600
Other expenses                  $      0     $    500      $  1,500     $  3,000

The above figures represent only estimated costs.

Our President, Giorgos Kallides will devote approximately twenty hours per week to our operations. Depending on the number of shares we will be able to sell in this offer, our President has agreed to commit more time as required. In summary, during 1st-5th months, we should have established our office, developed our website and purchased equipment. After this point, we should be ready to start more significant operations and generate revenue. During months 6-12, we will be executing our marketing campaign. There is no assurance that we will generate any revenue during the first 12 months after the completion of our offering.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within one year after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 10, 2013 TO MAY 31, 2014

During the period we incorporated the company, prepared a business plan and purchased one candle making machine. We have accrued net losses of $136 for the period from our inception on September 10, 2013 to May 31, 2014, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. We have generated no revenue since inception due to the fact that we are a development stage company and have not yet started our operations.

Since inception, we have sold 6,000,000 shares of common stock to our sole officer and director for net proceeds of $6,000.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2014, we had cash in the amount of $ 3,495 and liabilities of $3,631. As of the date of this prospectus, we have $1,587.89.We currently do not have any operations and we have no income.

Since inception, we have sold 6,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $6,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.


We are highly dependent upon the success of private offerings of equity or debt securities. We are not currently conducting any private offerings, nor have we entered into any agreement or arrangement to conduct a private offering. Therefore, the failure of any future private offerings that we may undertake would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company, including legal and professional fee, will be approximately $10,000.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Giorgos Kallides, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company,. Verbal Agreement attached as Exhibit 10.1. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

We need a minimum of $25,000 to conduct our proposed operations and pay all expenses associated with maintaining a reporting status with the SEC.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies USE OF ESTIMATES Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION,  AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL


BETAFOX CORP was incorporated in the State of Nevada on September 10, 2013 and established a fiscal year by the end of June, 2014. We do not have revenues, we have minimal assets and we have incurred losses since inception. We are a development-stage company formed to manufacture colored flame candles using automatic candle making machines. To date, we have purchased one candle making machine AZS-B. Additionally, we have signed a lease agreement to commence on 12/01/2014 for the term of 2 years with CRISTOUDIAS KOSTAS, Nicosia, Cyprus, where we plan to place our single candle making machine, and any others that we are able to purchase. We have also signed a contract for future sale of goods with "Home and Beyond" and established some preliminary negotiations with retail vendors.

We intend to position our company as a high-quality manufacturer of colored flame candles. We hope to commence our business in Cyprus and then expand our business into Europe in the event we are successful selling 50% or more of our shares.

To date, we have been in contact with the following retail companies, as potential outlets for our products: CANDLE ART LTD, MAGIC CANDLE, FURNITURE DIRECT HOME ACCESSORIES, FELICIDORO GIFT BASKETS, HOME AND BEYOND in Cyprus, SAS, GOTFRYD I GOTFRYD in POLAND; CANDLES LLC in Russia, ART-UA in Ukraine, and CATHEDRAL CANDLE COMPANY in Italy. We do not have any agreements in place with any of these entities. We have merely established contact and informed these companies of our business plan to sell retail outlets our colored flame candles. Although these companies were receptive to our plan, we have yet to negotiate terms and conditions of any future sales once we have products to deliver. There is no assurance, however, that we will ever come to terms with these companies or sell any of our products.

In our search for candle making machine manufacturers we came across CHINESE INVESTMENT SERVICES COMPANY LIMITED, a Chinese company that manufactures candle making machines. We purchased one AZS-B candle making machine. We also plan to purchase raw material for candle making from the same machine manufacturer - CHINESE INVESTMENT SERVICES COMPANY LIMITED.


We are a development-stage company and have not generated any revenue from operations to date and it is possible that without financing, we may not become profitable and will have to cease operations.

PRODUCT

There are many factors that encouraged us to choose this particular kind of business.

Today, many people are interested in house decoration, decoration for holidays or remarkable dates, so we thought of an idea to produce just the right product for such a matter. We would like to offer products that are not only interesting, but essential. Therefore, we got the idea to produce colored flame candles to make them memorable, high-quality and affordable.


We intend to make candles with colored flames. The candles we intend to produce can be of different shapes and wax colors, but most importantly, the flame colors can also differ. We plan to make candles with green, red, blue, violet and orange flame colors.


The flame color is changed with the help of special chemical salts, which we purchase from the same company in China, that we have purchased our candle making machine from.


Our candle making machine is capable of making candles of different heights and shapes. They can be small and flat, or tall and thin, depending on the customers' preference. The wax colors can also differ - our supplier is able to offer us a wide range of wax colors.


TARGET MARKET


Our target customers differ by age and gender, but in general, we plan to focus on potential clients ranging from 20 to 35 years of age. Although we have no market data to support it, we believe the younger crowd will be more receptive to our variety of candles.

We plan to sell our products to souvenir stores that offer an array of products and also specialty event stores such as those catering to birthdays, weddings, children holidays, Christmas, and other events where candles are often used.

We believe our specialty candles will capture a share in the candle industry because of the various shares and sizes we are able to produce and the various colors of the flames. We believe our products will be suitable for dinner in a restaurant, for decorations in houses and apartments, weddings and birthdays, children holidays and holidays such as Christmas, New Year, Thanksgiving Day, when the whole family is gathered up together at one holiday table and with the lights of several candles, making it a comfortable and cozy experience. Our candles can also be used in church.


MARKETS


We decided to begin our operations from Cyprus because it as a favorable area for selling our product. There are many young people living and studying in Cyprus. They compose a significant part of our target market. Cyprus is famous among tourists, therefore we can offer a great idea for a souvenir or a pleasant memory from Cyprus. We plan to spread our business throughout all the major cities in Cyprus, and then continue our expansion in Europe, mainly focusing on cities with a well-developed tourism industry. We hope to gain access in the future to not only Cyprus, but also Poland, Italy, Ukraine and Russia.


MARKETING

Marketing will be initially conducted by our sole officer and director, Giorgos Kallides.


We plan to launch an integrated marketing campaign that is specifically developed to showcase the strengths of our business model and services, our guarantee of quality and satisfaction, and our value proposition that offers more value to our customers than available alternatives. In addition to actively and aggressively pursuing new customers, our business plans to operate under a policy that effective marketing achieves a positive scale when potential customers are 100% satisfied and recommend our service to their network of friends, family and associates. By developing a strong reputation for exceptional style, quality and value, we are confident that potential customers will not have a reason to look elsewhere for our products and readily recommend us.

We plan to offer our product by developing our website, handing out leaflets and catalogues, and testing and promoting our product in specific shops in the malls. We also plan to arrange sales with these shops and give out free samples. If we are able to raise enough capital, we aspire to work with our potential distributors in Cyprus, Poland, Italy, Russia and Ukraine.

We have already identified the target market segment. We plan to execute a marketing and advertising campaign, consisting of visual advertising through direct mail, a location based poster, TV and radio advertising (specific to each location), online marketing through our company website, coupons via group-buying websites such as Groupon, an active presence on social media to raise our product awareness. We believe these are proven and valid strategies in the price competitive market we are operating in, which could generate a repeated customer base that will be critical to our long-term success.

We plan to sign contracts with shops that specialize in decoration and souvenirs in big malls. We combine advertising of our product together with customer awareness regarding our uniquely colored flame candles. Big malls are always of high attraction in our target market segment, consisting mostly, but not limited to, young people and tourists. Together with the advertising campaign we have developed, these projects should give our business very high chances for success.


EQUIPMENT

We plan to purchase fully-automatic portable candle making machines for the production of our colored flame candles. The machine delivery set includes all the necessary equipment and primary products for machine testing. The cost of one candle making machine is $6,000, which includes delivery, customs and taxes.

The candle making machine is not large, and is easy to operate and clean. The machine does not require any special care. To date, we have already purchased one candle making machine, model AZS-B.

AUTOMATIC CANDLE MAKING MACHINE FOR PRODUCTION OF COLORED FLAME CANDLES


Technical specifications: AZS-B candle making machine


Energy consumption: 380v/8.5kw
Net weight: 240kg
Dimensions: 142 L x 54 W x 115 H (sm)
Max candle height 250 mm

      Item                                      Candle making machine AZS-B
      ----                                      ---------------------------

Import:                                                    China
Export:                                                    Cyprus
Item cost:                                                 $3,500
Country of origin:                                         China
Delivery and insurance expenses:
Delivery cost:                                             $1,402
Insurance cost:                                            $  350
Total:                                                     $5,252
DTA:                                                       $   48
VAT:                                                       $  700
Total: unit, import, customs clearance and taxes:          $6,000

Our machine delivery set includes the machine itself, as well as the set of raw materials for machine testing. Once we receive our units and equipment, we plan to set them up and test each one at our location.

SUPPLIES

The raw materials necessary for colored flame candles production are chemical salts, wax and wicks.


On the initial stage, we have a minimal stock of raw materials for candle production. We have enough supplies for machine testing and production of samples to offer our potential partners. If we are able to achieve revenues, we plan to enlarge our supply stock to satisfy any customer's demand.


The cost of raw materials for 1 candle is approximately $0,2 per candle. The price may vary depending on purchased volumes. As we count on high demand for our product, we will be ready to purchase more raw materials on demand.

We plan to ship AZS-B candle making machines from China to Cyprus as we already did with our first candle making machine. All the supplies for the candle making process will be bought from the same manufacturer in China as they are flexible regarding the volume of sales, as well as ready to lower the price depending on the volumes purchased.

Contracts for sale of goods with "Home and Beyond"  (Exhibit  10.2)

CONTRACT FOR THE SALE OF GOODS No. 1\1


On December, 1, 2013, we entered into a Contract for the Sale of Goods with Home and Beyond. Under the agreement, Home and Beyond agreed to purchase multi-colored candles with colored flames in a number of assortments. There is no requirement on either party to purchase or sell a minimum number of candles or achieve a certain sales quota. Instead, the agreement works by requesting the quantity and type of candles Home and Beyond specifies in any given purchase order. We are then obligated to deliver the candles and invoice Home and Beyond, which will pay for the goods or return any non-conforming goods within 10 business days after delivery.

CANDLE  MAKING  MACHINE  PLACEMENT  LOCATIONS

On December 1 2013, we signed the lease agreement for the term of 2 years with Cristoudias Kostas to place our first candle making machine, and create storage areas for supplies and finished products. The lease commences December 1, 2014. The premise allows us to place up to five candle making machines.

The leased area covers approximately 40 (forty) square meters. It is located on the first floor of the building at 32 Enotitos,Nicosia, Cyprus. Rent for the first year is $500 per month and rent for the second year is $450 per month.

We have the option to renew the lease for an additional term of one year by giving Mr. Kostas written notice ninety (90) days before expiration of the primary term of this lease. The renewal lease is to be upon the same terms and conditions contained in the primary lease agreement, with rent at $450 per month.

Our future expansion will be based on the amount of financing obtained. We are not going to rent another premise in any cities for our candle making machines. We believe that it will be cheaper for us to have the manufacturing site in Cyprus and deliver our products from there. Once we have our machines tested and ready, we will be in a position to sign revenue sharing agreements with shop owners in big malls and recreation areas to place our product on their shelves. We are also ready for a commission on sales of up to 20%.


When we get enough finance to continue expansion in Europe, we plan to cover Poland, Italy, Ukraine and Russia.

OFFICE


Our director is providing our company with an office at no charge. Additional office equipment will be bought locally on demand as we get revenues in candle sales.

REVENUE


Candle making machine AZS-B makes 540 candles per one work cycle. According to market value, the estimated price for one candle is $1,2/candle.

The cost of raw materials for 1 candle is approximately $0,2 per candle. The cost of shipping and any import or tax duties are included in the overall cost of our products.


The revenue will make approximately $1 from a candle.

We will provide the following discounts depending on the amount of regular sales and at discretion of our director for our regular customers - up to 10% off, for wholesale clients - up to 40% off.

PERSONNEL


As for now, we don't have a service engineer to service and operate our machine. Our President and Director Giorgos Kallides will perform all the work for making candles personally in this period as it takes no more than 10 hours per week.


If we able to raise 50% of funds or more, we will hire a service engineer for candle production and equipment service. We may increase his working hours up to 40 per week (full-time position) in case we raise 100% of funds, outlined in our plan of operation.


We will open a position of sales manager, once we get more than three machines. Sales manager will get 15% of monthly sales.


COMPETITION


BETAFOX CORP has not yet entered the market. We have manufactured a descent amount of samples to offer our potential clients and have already signed a contract with "Home and Beyond" (Exhibit 10.2). We also have several more companies that we have been in contact with that show an interest in our products. Once we start the manufacture process, we hope to become one of many candle manufacturers. Many active participants in the given market are well-known and well-funded manufacturers. They not only produce products, but open their own shops. Therefore, establishing their own recognizable names and trademarks which make it dangerous for our business development. We are, consequently, at a competitive disadvantage at the present moment in being able to provide such products and become a successful company in the candle manufacturing industry without sufficient funding of our business.


Therefore, BETAFOX CORP cannot start manufacturing candles and enter the market without funding. There are many local and international companies providing similar products. We will be in direct competition with them. Many of these companies have a greater and wider client base than we do. We may potentially lose our business because of such companies. Moreover, many of these companies will be able to offer better prices for similar products than us, which may cause us to lose potential clients.

We plan to work on assortment expansion, creative ideas regarding the shapes of our candles produced, discount systems for wholesale customers, and successful marketing. Therefore, we can consider ourselves competitive on the condition of sufficient business funding only. Otherwise, we will not be competitive and our business will incur losses.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If this occurs, a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our Director - Giorgos Kallides.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction, which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

FINANCE

We plan to raise $100,000 through public offering. We have no guarantee of obtaining the amount planned. The following is a list of estimated expenses for financial support of our business plan and operations.

Capital Raised                     25%          50%           75%         100%
--------------                  --------     --------      --------     --------

Gross proceeds                  $ 25,000     $ 50,000      $ 75,000     $100,000
Legal and Professional fees     $ 10,000     $ 10,000      $ 10,000     $ 10,000
Number of machines for candle
 production                            1            3             4            5

Cost of  Equipment (1-3-4-5)    $      0     $ 12,000      $ 18,000     $ 24,000
Equipment Testing               $      0     $  2,000      $  3,000     $  4,000
Supplies                        $  3,000     $  5,000      $  8,000     $ 10,000
Leasing expenses                $  6,000     $  6,000      $  6,000     $  6,000
Marketing campaign              $  6,000     $ 10,700      $ 23,800     $ 37,400

Web Site                        $      0     $  2,000      $  2,000     $  2,000
Salary                          $      0     $  1,800      $  2,700     $  3,600
Other expenses                  $      0     $    500      $  1,500     $  3,000

           DIRECTORS, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSONS

The following table sets forth as of Sep.10, 2013, the names, positions and ages of our current executive officer and director Name and Address of Executive Officer and/or Director Age Position

Name and Address of Executive
  Officer and/or Director               Age                 Position
  -----------------------               ---                 --------

Giorgos Kallides                        47         President, Executive Officer,
8 Nicou Georgiou, block 1, app 201,                Treasurer, Secretary
Nicosia, Cyprus, 1095

The following is a brief description of the business experience of our executive officer:

1985 High School Graduate - Electronics and sciences,
1985 - 1990 - University of Nicosia, specialty Electrical & Computer Engineer, 1990 - 2000 - Stephanis Network of shops, Manager Programmer,
2001 - 2009 - EAC - "Vasilikos",  head assistant of information Department,
2009 - 2012- cement plant "Vasilikos", head of information Department, 2013 - Director Betafox Corp.


Giorgos Kallides has acted as our President, Secretary, Treasurer and sole Director since our incorporation on September 10, 2013. Our president will be devoting approximately twenty hours a week to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Giorgos Kallides has agreed to commit more time as required. Because Giorgos Kallides will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

We believe that Mr. Kallides has the necessary skills, attributes and qualifications to be our director. Mr. Kallides has experience in information technologies as he worked in Information Department for over 10 years. One of the tasks of his department was analysis of effect the company actions in marketing or change in company policies had on company success. Therefore he has skills in marketing and evaluation which made him best candidate to become Director of our company. Besides that, his university degree in engineering and computer electronics will give us an advantage in company advertising in social networks and online advertisements.

We stated that Mr. Kallides will be devoting 20 hours per week of his time to company business in the beginning as we believe that it will be enough to spend that time a week on company operations in the beginning. Mr. Kallides has also stated that he is ready to devote more time to company business as required. Mr. Kallides since 2013 is working only with Betafox Corp.


During the past ten years, Mr. Kallides has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Kallides was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kallides's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Giorgos Kallides, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.
SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on Sep. 10, 2013 until May 31, 2013:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position        Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------        ----     ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Giorgos       September      -0-       -0-        -0-        -0-           -0-            -0-            -0-           -0-
Kallides,     10, 2013
President,    May 31,
Treasurer     2014
and Secretary

There are no current employment agreements between the company and its officer.

Mr. Kallides currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR  COMPENSATION

The  following  table sets forth
director  compensation  as of  September  10,  2013:

                    Fees                                                 Nonqualified
                   Earned                                Non-Equity        Deferred
                   Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name              Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----              -------    ---------   ---------    ---------------    -----------    ---------------   --------
Giorgos Kallides     -0-         -0-         -0-             -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Giorgos Kallides will not be paid for any underwriting services that he performs on our behalf with respect to this offering. Since our incorporation, we issued a total of 6,000,000 shares of restricted common stock to Giorgos Kallides, our sole officer and director in consideration of $6,000.

Mr. Kallides has loaned us $4,000, he will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Kallides. Mr. Kallides will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Kallides does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Kallides or the repayment of the funds to Mr. Kallides. The entire transaction was oral.


Mr. Kallides provides our company with an office at no charge.

Mr. Kallides may be deemed to be a "control person" and "promoter" of our company as those term are defined in Item 404 of Regulation S-K. There is nothing to disclose, other than the foregoing, that would be responsive to paragraphs (c) and (d) of Item 404 of Regulation S-K.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 10, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                    Name and Address of        Amount and Nature of
Title of Class        Beneficial Owner         Beneficial Ownership   Percentage
--------------        ----------------         --------------------   ----------

Common Stock       Giorgos Kallides            6,000,000 shares of      100%
                   Nicou Georgiou, block 1     common stock (direct)
                   app 201, Nicosia,
                   Cyprus, 1095

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 6, 2014.

As of May 6, 2014, there were 6,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 6,000,000 restricted shares of our common stock.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Betafox Corp. has 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Giorgos Kallides will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Kallides is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Kallides will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kallides is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kallides will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kallides will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We plan to sell the shares in this offering through Mr. Kallides, who intends to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

As Mr. Kallides will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.


Betafox Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 per share.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Betafox Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Betafox Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Betafox Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of May 6, 2014, there were 6,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following description of our common stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

We are not authorized to issue preferred shares.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We do not have a Transfer Agent.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS


Clark Corporate Law Group LLP, has opined on the validity of the shares of common stock being offered hereby. The address for Clark Corporate Law Group LLP is 3273 E. Warm Springs Rd., Las Vegas, NV 89120.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

Harris & Gillespie CPA's, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Harris & Gillespie CPA's, PLLC, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these Harris & Gillespie CPA's, PLLC documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of BETAFOX CORP. for the period ended May 31, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                                  BETAFOX CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                  MAY 31, 2014

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheet as of May 31, 2014                                             F-3

Statement of Operations for May 31, 2014                                     F-4

Statement of Stockholders' Equity as of May 31, 2014                         F-5

Statement of Cash Flows for the period from September 10, 2013
(Date of Inception) to May 31, 2014                                          F-6

Notes to the Financial Statements                                            F-7

                         HARRIS & GILLESPIE CPA'S, PLLC
                          CERTIFIED PUBLIC ACCOUNTANT'S
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Betafox Corp.

We have audited the accompanying balance sheet of Betafox Corp. (A Development Stage Company) as of May 31, 2014 and the related statement of operations, stockholders' equity and cash flows for the period then ended and for the period September 10, 2013 (inception) to May 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Betafox Corp. (A Development Stage Company) as of May 31, 2014 and the results of its operations and cash flows for the period then ended and for the period September 10, 2013 (inception), to May 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HARRIS & GILLESPIE CPA'S, PLLC
---------------------------------------------
Seattle, Washington
July 24, 2014

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF MAY 31, 2014

                                                                    May 31, 2014
                                                                    ------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $  3,495
                                                                      --------
Total Current Assets                                                     3,495

Fixed Assets
  Equipment                                                              6,000
                                                                      --------
Total Fixed Assets                                                       6,000
                                                                      --------

Total Assets                                                          $  9,495
                                                                      ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $  3,631
                                                                      --------
Total Liabilities                                                        3,631
                                                                      --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   6,000,000 shares issued and outstanding                               6,000
  Additional paid in capital                                                 0
  Deficit accumulated during the development stage                        (136)
                                                                      --------
Total Stockholders' Equity                                               5,864
                                                                      --------

Total Liabilities and Stockholders' Equity                            $  9,495
                                                                      ========


                 See accompanying notes to financial statements.

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM SEPTEMBER 10, 2013 (INCEPTION) TO MAY 31, 2014


                                                             For the period from
                                                              September 10, 2013
                                                                (Inception) to
                                                                 May 31, 2014
                                                                 ------------

REVENUES                                                          $        0
                                                                  ----------
OPERATING EXPENSES
  General and Administrative Expenses                                    136
                                                                  ----------

TOTAL OPERATING EXPENSES                                                 136
                                                                  ----------

NET LOSS FROM OPERATIONS                                                (136)

PROVISION FOR INCOME TAXES                                                 0
                                                                  ----------

NET LOSS                                                          $     (136)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 6,000,000
                                                                  ==========


                 See accompanying notes to financial statements.

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM SEPTEMBER 10, 2013 (INCEPTION) TO MAY 31, 2014

                                                                                  Deficit
                                                                                Accumulated
                                           Common Stock          Additional     during the        Total
                                        -------------------       Paid-in       Development    Stockholders'
                                        Shares       Amount       Capital          Stage          Equity
                                        ------       ------       -------          -----          ------
Inception, September 10, 2013                --     $    --       $     --       $     --        $     --

Shares issued for cash at $0.001
 per share                            6,000,000       6,000             --             --           6,000

Net loss for the year ended
 May 31, 2014                                --          --             --           (136)           (136)
                                      ---------     -------       --------       --------        --------

Balance, May 31, 2014                 6,000,000     $ 6,000       $     --       $   (136)       $  5,864
                                      =========     =======       ========       ========        ========


                 See accompanying notes to financial statements.

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM SEPTEMBER 10, 2013 (INCEPTION) TO MAY 31, 2014


                                                             For the period from
                                                              September 10, 2013
                                                                (Inception) to
                                                                 May 31, 2014
                                                                 ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (136)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase in the inventory                                          (136)
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (136)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  6,000
  Loans from director                                                 3,631
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           9,631
                                                                   --------
CASH FLOWS FROM INVESTING  ACTIVITIES
  Purchase of Equipment                                               6,000
                                                                   --------
CASH FLOWS USED IN INVESTING  ACTIVITIES                             (6,000)
                                                                   --------

NET INCREASE IN CASH                                                  3,495
Cash, beginning of period                                                 0
                                                                   --------

Cash, end of period                                                $  3,495
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

BETAFOX CORP. was incorporated in the State of Nevada on September 10, 2013. We are a development-stage company formed to manufacture and sell color candles.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of May 31, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the year ending May 31, 2014 and for the period September 10, 2013 (inception) through May 31, 2014.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,495 of cash as of May 31, 2014.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2014.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
BETAFOX CORP. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4 - LOAN FROM DIRECTOR

On May 6, 2014, a director loaned $2,269 to the Company.

On May 7, 2014, a director loaned $1,362 to the Company.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $3,631 as of May 31, 2014.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 6, 2014, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of May 31, 2014.

                                  BETAFOX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014


NOTE 6 - COMMITMENTS AND CONTINGENCIES

None.

NOTE 7 - INCOME TAXES

As of May 31, 2014, the Company had net operating loss carry forwards of approximately $136 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                    May 31, 2014
                                                                    ------------
Federal income tax benefit attributable to:
  Current Operations                                                  $     46
  Less: valuation allowance                                                (46)
                                                                      --------
Net provision for Federal income taxes                                $      0
                                                                      ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                    May 31, 2014
                                                                    ------------
Deferred tax asset attributable to:
  Net operating loss carryover                                        $     46
  Less: valuation allowance                                                (46)
                                                                      --------
Net deferred tax asset                                                $      0
                                                                      ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $136 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations from May 31, 2014 to the date these financial statements were issued, July 24, 2014 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS


                        10,000,000 SHARES OF COMMON STOCK

                                  BETAFOX CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2014, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                         $   12.88
     Printing Expenses                            $   87.12
     Accounting Fees and Expenses                 $  600.00
     Auditor Fees and Expenses                    $3,500.00
     Legal Fees and Expenses                      $3,000.00
     Transfer Agent Fees                          $2,300.00
                                                  ---------
     TOTAL                                        $9,500.00
                                                  =========

----------
(1) All amounts are estimates,  other than the SEC's  registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 6, 2014, BETAFOX CORP. offered and sold 6,000,000 share of common stock to our sole officer and director, Giorgos Kallides, for a purchase price of

$0.001 per share, for aggregate offering proceeds of $6,000. BETAFOX CORP. made the offer and sale in reliance on the exemption from registration afforded by
Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities a no general solicitations were made to any person.

ITEM 16. EXHIBITS


Exhibit
Number                    Description of Exhibit
------                    ----------------------
 3.1.1         Articles of Incorporation of the Registrant (1)
 3.1.2         Certificate of Amendment (1)
 3.2           Bylaws of the Registrant (1)
 5.1           Opinion: Legality and Consent of Counsel
10.1           Verbal Agreement
10.2           Contract of sale of goods
10.3           Lease agreement
23.1           Consent of Harris & Gillespie CPA's, PLLC
99.1           Subscription Agreement (1)

----------
(1) Previously  filed.


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a) (3) of the Securities Act;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

     A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

For the  purposes of  determining  liability  under the  Securities  Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Cyprus on September 12, 2014.


                                      BETAFOX CORP.


                                      By: /s/ Giorgos Kallides
                                         ---------------------------------------
                                      Name:  Giorgos Kallides
                                      Title: President
                                             (Principal Executive, Financial and
                                             Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Giorgos Kallides, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of BETAFOX CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature                          Title                       Date
       ---------                          -----                       ----


/s/ Giorgos Kallides         Principal Executive, Financial   September 12, 2014
---------------------------  and Accounting Officer
Giorgos Kallides             (Principal Executive, Financial
                             and Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number                    Description of Exhibit
------                    ----------------------
 3.1.1         Articles of Incorporation of the Registrant (1)
 3.1.2         Certificate of Amendment (1)
 3.2           Bylaws of the Registrant (1)
 5.1           Opinion: Legality and Consent of Counsel
10.1           Verbal Agreement
10.2           Contract of sale of goods
10.3           Lease agreement
23.1           Consent of Harris & Gillespie CPA's, PLLC
99.1           Subscription Agreement (1)

----------
(1) Previously  filed.